Exhibit 99.1

Ameri100 acquires SAP consulting firm Bigtech Software

Princeton, NJ, June 29, 2016/ PR Newswire – AMERI HOLDINGS, Inc. (“Ameri100” or the “Company”) (OTCQB: AMRH), an SAP strategy consulting firm that brings synergies of classic technology consulting and product-based technology consulting services to its customer base, today announced that it has signed a definitive share purchase agreement for the acquisition of Bigtech Software Private Limited (“Bigtech Software”), a pure-play end-to-end SAP consulting company specializing in SAP application management services and SAP project implementations.

Bigtech Software, based in Bangalore, India, further strengthens Ameri100’s SAP services capabilities, offshore delivery and global presence in the Asian and Middle-Eastern markets. “This partnership is an important milestone for our company and our clients,” said Giri Devanur, President and Chief Executive Officer of Ameri100. Mr. Devanur further added that, “Bigtech Software is a specialist firm in SAP services with more than 16 years of SAP expertise and has successfully executed over 250 SAP projects. By combining Bigtech’s SAP implementation and SAP application management services skills with Ameri100’s cloud solutions and digital SAP services, Ameri100 will be well positioned to deliver next generation solutions across all SAP services, globally.”

Gopal Phadnis, co-founder of Bigtech Software, commented that, “The proven capabilities and expertise of Ameri100 will allow us to provide a broader offering to our customers in India and the Middle-East as well as expand our footprint in the U.S.” Mr. Phadnis further added, “The global exposure that comes with this acquisition will help our employees enrich their capabilities and expertise.”  With this latest acquisition of Bigtech Software, Ameri100 continues to demonstrate the Company’s commitment to strengthening its global leadership in SAP services and consulting services. The closing of this deal is subject to further legal conditions and approvals, which are expected to be completed in 90 days.

About AMERI HOLDINGS, Inc.
AMERI Holdings, Inc. (OTCQB: AMRH) is a SAP-based strategy consulting firm that brings synergies of classic consulting and product-based consulting services to its customer base. Headquartered in Princeton, New Jersey, with offices in New York, Atlanta, Dallas, and Toronto, as well as offshore centers in Bangalore, Mumbai and Chennai India, the Company is a global leader in consulting and technology solutions. The Company leverages a global partner ecosystem with deep knowledge and skills to implement great ideas that drive client progress and enhance their businesses. For further information, visit www.ameri100.com.

About Bigtech Software Private Limited
Bigtech Software Private Limited is a pure-play SAP services company providing a complete range of SAP services including turnkey implementations, application management, training and basis ABAP support. Bigtech Software has been in operation since 2000. Based in Bangalore, India, Bigtech Software offers SAP services to bring effectiveness in business operations to companies of all sizes and verticals. For further information, visit www.bigtechsoft.com.

Forward-Looking Statements
This press release includes forward-looking statements that relate to the business and expected future events or future performance of Ameri100 and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, "believe," "expect," "anticipate," "estimate," "intend," "plan," "targets," "likely," "will," "would," "could," and similar expressions or phrases identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about Ameri100's financial and growth projections as well as statements concerning our plans, predictions, estimates, strategies, intentions, beliefs and other information concerning our business and the markets in which we operate.

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